                                                                 EXHIBIT (j)(ii)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
    Van Kampen Short-Term Global Income Fund:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Information" in the Statement of Additional Information.


                                                     /s/ KPMG LLP


Chicago, Illinois
July 29, 1999